Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 18, 2002 relating to the consolidated financial statements of TIBCO Software, Inc., which appears in TIBCO Software Inc.’s Annual Report on Form 10-K for the year ended November 30, 2002.

/s/    PRICEWATERHOUSECOOPERS

San Jose, California

December 23, 2003